Exhibit 10.2

AMENDMENT No. 1
to

BLONDER TONGUE LABORATORIES, INC.

SECOND AMENDED AND RESTATED EXECUTIVE STOCK PURCHASE PLAN

This Amendment No. 1 (“Amendment”) to Blonder Tongue Laboratories, Inc. Second Amended and Restated Director Stock Purchase Plan (the “Plan”) has been adopted and approved by the Board of Directors on October 12, 2020, and shall be effective as of such date.

By this Amendment, the original text of the defined term “Fair Market Value” as set forth in Section 1(f) of the Plan is hereby removed and replaced in its entirety by the following:

(f) “Fair Market Value” means, (A) with respect to a share of Common Stock as of any given date prior to October 12, 2020 (other than a share of Common Stock purchased hereunder pursuant to a deferred compensation agreement entered into between an Executive and the Company prior to October 12, 2020) (i) if the Common Stock is traded on the over-the-counter market, the arithmetic mean of the bid and the asked prices for the Common Stock at the close of trading on that date, or if that day is not a trading day (i.e. a weekend, holiday or no trades were made), on the trading day immediately preceding such day; (ii) if the Common Stock is listed on a national securities exchange, the arithmetic mean of the high and low selling prices of the Common Stock on the consolidated tape on that date, or if that day is not a trading day, on the trading day immediately preceding such day; and (iii) if the Common Stock is neither traded on the over-the-counter market, nor listed on a national securities exchange, such value as the Committee, in good faith, shall determine, and (B) with respect to a share of Common Stock as of any given date after October 12, 2020 (including a share of Common Stock purchased hereunder pursuant to a deferred compensation agreement entered into between an Executive and the Company prior to or after October 12, 2020), (i) if the Common Stock is traded on the over-the-counter market, the arithmetic mean of the bid and the asked prices for the Common Stock at the close of trading on that date, or if that day is not a trading day on the trading day immediately preceding such day; (ii) if the Common Stock is listed on a national securities exchange, the official closing price on the consolidated tape on that date, or if that day is not a trading day, on the trading day immediately preceding such day; and (iii) if the Common Stock is neither traded on the over-the-counter market, nor listed on a national securities exchange, such value as the Committee, in good faith, shall determine.

All other provisions of the Plan shall remain unchanged and in full force and effect.

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